                                                                    EXHIBIT 4.11


                                SECOND AMENDMENT
                                       TO
                RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT, dated as of January 26, 1998 (this "Amendment"), is to that Receivables Transfer and Administration Agreement, dated as of September 19, 1997 (as amended and modified hereby and as amended by the First Amendment thereto, dated as of December 15, 1997 and as further amended and modified from time to time hereafter, the "Transfer Agreement"), by and among COLTEC INDUSTRIES INC, a Pennsylvania corporation, as agent for the Sellers (the "Sellers' Agent"), as collection agent (the "Collection Agent") and as a Seller, the entities listed on the signature pages thereof (each a "Seller" and, collectively, the "Sellers") and COLTEC NORTH CAROLINA INC, a North Carolina corporation, as Purchaser (the "Purchaser"). Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Transfer Agreement.

                                   WITNESSETH:

WHEREAS, the parties hereto desire to amend the Transfer Agreement to reflect the removal of Holley Performance Products Inc ("Holley") as a Seller under that Agreement.

NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment and Termination.

              a. Holley desires to withdraw, and terminate its rights and obligations, as a Seller under the Transfer Agreement, including, without limitation, under the Sale Assignment, dated as of September 22, 1997 (the "Sale Assignment") by and between Holley and the Purchaser, effective as of the date of this Amendment. As of the date of this Amendment, the parties hereto agree that Holley will no longer sell, transfer, absolutely assign, set over or convey Receivables, Related Security and the proceeds thereof to the Purchaser under the Agreement or under the Sale Assignment (which Sale Assignment is hereby terminated as of the date hereof). 711e withdrawal of Holley as a Seller does not affect the Receivables, Related Security and the proceeds thereof that were transferred and assigned by Holley prior to the date of this Amendment. The Purchaser will retain as its property the Receivables, Related Security and proceeds thereof that were previously transferred by Holley to it.

              b. Schedule 4.01(n) referred to in, and attached to, the Transfer Agreement, is hereby deleted and replaced in its entirety with the revised
Schedule 4.01(n) attached hereto.

2.    No Other Changes.

Except as modified by this Amendment, all of the terms and provisions of the Transfer Agreement remain in full force and effect.
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3.    Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

4.    Governing Law.

This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its rules with respect to conflicts of law.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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The undersigned have caused this SECOND AMENDMENT TO RECEIVABLES TRANSFER AND
ADMINISTRATION AGREEMENT to be duly executed and delivered by their proper duly authorized representatives as of the 26th day of January, 1998.


                                    COLTEC INDUSTRIES INC,
                                    as Sellers' Agent

                                    By: /s/ Thomas B. Jones, Jr.
                                       ----------------------------
                                          Name: Thomas B. Jones, Jr.
                                          Title:  Vice President

                                    COLTEC NORTH CAROLINA INC,
                                    as Purchaser

                                    By: /s/ Thomas B. Jones, Jr.
                                       ----------------------------
                                           Name: Thomas B. Jones, Jr.
                                           Title: Vice President

                                    HOLLEY PERFORMANCE PRODUCTS
                                    INC, as Seller

                                    By: /s/ Robert J. Tubbs
                                       ----------------------------
                                           Name: Robert J. Tubbs
                                           Title: Vice President
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                                   APPENDIX 1
                                Schedule 4.01(n)

                               LIST OF TRADENAMES


Subsidiaries                                         Tradenames
------------                                         ----------
1.    Coltec Industries Inc                          Chandler Evans Control Systems
                                                     Delavan Process Instrumentation
                                                     Fairbanks Morse Engine
                                                     Haber Tool
                                                     Lewis Engineering Company
                                                     Menasco Aerosystems
                                                     Quincy Compressor
                                                     Sterling Die

2.    AMI Industries, Inc.                           Aircraft Seating Systems

3.    Coltec Canada Inc                              None

4.    Coltec Industrial Products                     France Compressor Products
                                                     Ortman Fluid Power
                                                     Plastomer Products

5.    Delavan-Delta Inc                              Delavan Commercial Products
6.    Delavan Inc                                    Delavan Fuel Metering Products
                                                     Delavan Gas Turbine Products

7.    Garlock Bearings Inc                           None

8.    Garlock Inc                                    Garlock Metallic Gaskets
                                                     Garlock Sealing Technologies

9.    Menasco Aerosystems Inc                        None

10.   Stemco Inc                                     Stemco Truck Products

11.   Walbar Inc                                     Walbar Arizona
                                                     Walbar Metals